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                                  EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT


         We hereby consent to the incorporation by reference in the registration statement of Lindsay Manufacturing Company on Form S-8, filed on May 8, 2002, of our report, dated September 28, 2000, on our audit of the consolidated financial statements and financial statement schedule of Lindsay Manufacturing Co., as of August 31, 2000 and for each of the two years in the period ended August 31, 2000, which report is in the Company's Annual Report on Form 10-K for the year ended August 31, 2001.


                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ---------------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska
May 7, 2002